UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 15, 2008

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 15, 2008, Inspire Pharmaceuticals, Inc. (NASDAQ: ISPH) issued a press release, attached to and made part of this report, announcing the issuance of a method of treatment patent related to Elestat® (epinastine HCl ophthalmic solution) 0.05% for allergic conjunctivitis (“Elestat”). This patent, U.S. Patent No. 7,429,602, entitled “Treating Conjunctivitis by Topically Administering an Epinastine Solution to the Conjunctiva,” was issued to an affiliate of Boehringer Ingelheim (“Boehringer Ingelheim”), the developer of the invention, and expires on November 29, 2020. Under the terms of an existing agreement with Allergan, Inspire has the responsibility for promoting and marketing Elestat to ophthalmologists, optometrists and allergists in the United States.

The five year commercial exclusivity period awarded to Elestat as a new chemical entity, as provided under the Hatch-Waxman Amendments to the Food, Drug, and Cosmetic Act, expires October 15, 2008. After such time, competitors will be able to submit to the U.S. Food and Drug Administration (“FDA”), for review in its standard review cycle, an Abbreviated New Drug Application (“ANDA”) or a 505(b)(2) referencing the New Drug Application of epinastine HCl ophthalmic solution. Upon submission of an ANDA, the generic applicant must certify to the FDA that either (i) no patents are listed for the applicable product in the FDA publication Approved Drug Products with Therapeutic Equivalence (commonly called the “Orange Book”), or that (ii) any Orange Book listed patents have expired, or that (iii) approval is sought only after their expiration, or that (iv) any Orange Book listed patent is invalid or will not be infringed by the manufacture, use, or sale of the generic product. A certification that a listed patent is invalid or will not be infringed is commonly referred to as a Paragraph IV certification.

If an ANDA applicant makes a Paragraph IV certification pertaining to Elestat, such applicant is required to give notice to Boehringer Ingelheim (or its representative), as the owner of the listed patent, and to Allergan (or its representative), as the holder of the Elestat NDA. The owner of a listed patent that is the subject of the certification and, in certain circumstances, another party holding all substantial rights to the listed patent, will have the right in accordance with applicable law to initiate suit against an ANDA applicant for patent infringement, notwithstanding the fact that manufacturing and sales of the generic product will not yet have commenced. Inspire does not have a license to the Elestat patent. If a lawsuit is initiated within 45 days from the date of receipt of the ANDA applicant’s Paragraph IV certification, a stay is triggered under applicable law, which provides that the ANDA application will not be approved for 30 months, or until a final court decision in the infringement suit in favor of the ANDA applicant, whichever occurs first. Such stay is subject to reduction or extension in length by the court, if a party does not cooperate in reasonably expediting the patent litigation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description
99.1	Press Release dated October 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Christy L. Shaffer
Christy L. Shaffer,
President and Chief Executive Officer

Dated: October 15, 2008

EXHIBIT INDEX

No.	Description
99.1	Press Release dated October 15, 2008